Exhibit 99.2

NEWS RELEASE

1500 West University Parkway, Sarasota, FL 34243  •  (941) 362-1200

FOR IMMEDIATE RELEASE

Sun Hydraulics Announces Business Name Change to
Helios Technologies

Also launches new corporate website and domain, heliostechnologies.com

Sarasota, FL, August 6, 2018 — Sun Hydraulics Corporation (Nasdaq: SNHY) (“SNHY” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today announced the adoption of Helios Technologies as its new business name. The use of a new name for the parent holding company is in alignment with the Company’s progress toward its Vision 2025 strategy, which is to achieve global technology leadership in the industrial goods sector by 2025 with critical mass exceeding $1 billion in sales while maintaining superior profitability and financial strength.

The use of the new name reflects the fact that the Company now has several operating companies under its umbrella, one of which will remain Sun Hydraulics.  The Sun Hydraulics business has joined the previously acquired Enovation Controls and Faster Group companies as wholly-owned subsidiaries of Helios Technologies, under the new holding company structure. Shares of Helios Technologies will continue to trade on Nasdaq using the Company’s existing ticker symbol, SNHY.

“An integral part of our Vision 2025 is to recognize that the parent company is evolving and needs to remain independent from its operating brands,” said Helios Technologies’ President and Chief Executive Officer, Wolfgang Dangel. “The new name reflects a progression of the Company’s corporate strategy, which encompasses a solid foundation of multiple brands committed to becoming a leading designer and manufacturer of intelligent systems and controls.

“In addition to our organic growth initiatives, a key component of our Vision 2025 is the smart acquisition of aligned companies to broaden our end market coverage in both hydraulics and electronics, and eventually with technologies that link those applications,” added Dangel.

Along with the use of a new name, the Company is also launching its new corporate website and domain at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is the business name for Sun Hydraulics Corporation, a publicly-listed company on the Nasdaq Global Stock Market (SNHY).  Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets. The Company does business through its operating subsidiaries around the world, including Sun Hydraulics, LLC, Enovation Controls, LLC and Faster S.p.A. Through its Hydraulics segment, the Company serves diverse markets including material handling, construction equipment, agriculture, specialized vehicles, energy and others through its Sun Hydraulics and Faster Group companies, providing high-

performance screw-in hydraulic cartridge valves and manifolds as well as quick-release hydraulic coupling solutions.  Through its Electronics segment, the Company provides electronic control solutions through Enovation Controls for recreational and off-highway vehicles, as well as industrial stationary and mobile power equipment.  Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding the intent, belief or current expectations, estimates, vision or projections of Sun Hydraulics Corporation (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company’s financing plans; (iii) the Company’s expectations regarding our sales, expenses, gross margins and other results of operations; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization; and (viii) potential challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  Important factors that could cause the actual results to differ materially from those in the forward‐looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulics industry in particular, which directly affect customer orders, lead times and sales volume; (ii) fluctuations in global business conditions, including the impact of economic recessions in the U.S. and other parts of the world, (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or costs, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to the integration of the businesses of the Company, Enovation Controls and Faster Group; (vi) changes in technology or customer requirements, such as standardization of the cavity into which screw‐in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (viii) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, compliance with anti-corruption laws and trade laws, including export and import compliance, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 7. “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-Q for the quarter ended March 31, 2018, and Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10‐K for the year ended December 30, 2017. The Company disclaims any intention or obligation to update or revise forward‐looking statements, whether as a result of new information, future events or otherwise.

This news release will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance.  You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.  The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the end of this news release.

For more information, contact:
Karen L. Howard / Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3942 / (716) 843-3908
khoward@keiadvisors.com / dpawlowski@keiadvisors.com